                                                                    EXHIBIT 21.1

                         AGRIBIOTECH, INC. SUBSIDIARIES


SUBSIDIARY                       OTHER NAMES UNDER       STATE OF INCORPORATION
----------                       -----------------       ----------------------
                                 WHICH SUBSIDIARY
                                 ----------------
                                 DOES BUSINESS
                                 -------------
-------------------------------------------------------------------------------
Arnold-Thomas Seed                                       Nevada
Service, Inc.
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Arrowhead Enterprises,        J & M Seed                 Kentucky
Inc.
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Clark Seeds, Inc.             Allied Seed                Idaho
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Discount Farm Center,                                    South Dakota
Inc.
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E.F. Burlingham & Sons        Van Dyke Seed              Oregon
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Fine Lawn Research, Inc.                                 Kentucky
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Garden West                                              Arizona
Distributors, Inc.
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George W. Hill & Co.,                                    Kentucky
Inc.
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George W. Hill of                                        Indiana
Indiana, Inc.
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G. W. Burlingham's Inc.                                  Guam
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Germain's Seeds,Inc.                                     Nevada
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Green SCA Corp.                                          Maryland
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Green Seed Company                                       Maryland
Limited Partnership
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Halsey Seed Company           Beachley-Hardy Seed        Nevada
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Kinder Seed, Inc.                                        New York
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LaCrosse Seed Company,        Michigan Hybrid Seed       Nevada
Inc.                          Seed Mart
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Las Vegas Fertilizer          LVF Turf & Irrigation      Nevada
Co., Inc.                     Supply
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Lofts Seed Company, Inc.      Lofts Great Western        Nevada
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Ohio Seed Company             Ohio Harvest               Ohio
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


SUBSIDIARY                       OTHER NAMES UNDER       STATE OF INCORPORATION
----------                       -----------------       ----------------------
                                 WHICH SUBSIDIARY
                                 ----------------
                                 DOES BUSINESS
                                 -------------
--------------------------------------------------------------------------------
Olsen Fennell Seeds,                                     Oregon
Inc.
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Oseco Inc.                                               Ontario
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Peterson Exports, Inc.                                   Minnesota
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Peterson Seed Company,        Knipple Seed               Minnesota
Inc.
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Premium Seed Company,                                    Minnesota
Inc.
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Precision Seed Coaters        Oseco                      Arizona
Inc.
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Rothwell Seeds                                           Nova Scotia
International
Company
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Scott Seed Company            Holden Seed
                              Sphar Seed                 Nevada
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Seed Corporation of                                      Maryland
America                       Mock Seed
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Seed Resource, Inc.           Hobart Seed                Nevada
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Sexauer Seed Co.              Northern Plains Seed       Nevada
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Stanford Holdings, Ltd.       Discount Farm              New York
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W-D Seed Growers Idaho,                                  Idaho
Inc.
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W-L Research, Inc.                                       Nevada
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Wilber's Seed, Inc.                                      Minnesota
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Willamette Seed Co.                                      Oregon
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Zajac Performance Seeds,                                 New Jersey
Inc.
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Zajac Performance Seeds                                  Oregon
Oregon, LLC
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